  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2020 Financial Results

Quarterly revenue of $78.0 million, up 18.5% year over year
Quarterly gross margin of 61.3%, down from 63.8% year over year
2,077 active clients at March 31, 2020, up 12.1% year over year

LAS VEGAS, May 7, 2020 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the first quarter ended March 31, 2020.

“For the first quarter, we achieved record quarterly revenue, matching the high-end of management guidance, generated $26.3 million of operating cash flow, produced another quarter of net income, strengthened the balance sheet with total cash of $58.0 million at quarter end and expanded sales capabilities. Operationally, in response to the pandemic, we leveraged our secure, remote-connectivity infrastructure to seamlessly and smoothly transition our office-based employees worldwide to a work-at-home model with no material impact to our client service delivery or sales execution,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “Having already saved our clients nearly $5 billion to date, we are the right company, at the right time, with proven solutions that are helping organizations immediately slash IT operating costs, save jobs, stabilize operations and focus their more limited resources on strategic initiatives. Prior to the pandemic, we were making investments to meet increasing global demand for our expanded product and service portfolio. This increased demand was reflected in our previously issued - and today re-affirmed - 2020 guidance for accelerated year-over-year revenue growth. We are now accelerating those investments to service additional opportunities resulting from the global economic slowdown. We remain committed to the long-term goals of improving free cash flow and growing GAAP profitability.”

First Quarter 2020 Financial Highlights
•Revenue was $78.0 million for the 2020 first quarter, an increase of 18.5% compared to $65.9 million for the 2019 first quarter.
•Annualized Subscription Revenue was $310 million for the 2020 first quarter, an increase of 17.7% compared to $263 million for the 2019 first quarter.
•Active Clients as of March 31, 2020 were 2,077, an increase of 12.1% compared to 1,852 Active Clients as of March 31, 2019.
•Revenue Retention Rate was 92% for the trailing 12 months ended March 31, 2020 compared to 92% for the comparable period ended March 31, 2019.
•Gross margin was 61.3% for the 2020 first quarter compared to 63.8% for the same period last year.
•Operating income was $3.7 million for the 2020 first quarter compared to $11.2 million for the same period last year.
•Non-GAAP Operating Income was $8.9 million for the 2020 first quarter compared to $6.2 million for the same period last year.
•Net income was $2.5 million for the 2020 first quarter compared to $10.3 million for the same period last year.
•Non-GAAP Net Income was $7.7 million for the 2020 first quarter compared to $5.1 million for the same period last year.
•Adjusted EBITDA for the 2020 first quarter was $9.2 million compared to $6.6 million for the same period last year.
•Basic and diluted net income (loss) per share attributable to common stockholders was a net loss per share of $0.06 for the 2020 first quarter compared to a net income per share of $0.05 for the same period last year.
•Employee count as of March 31, 2020 was 1,302, a year-over-year increase of 17%.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 2

First Quarter 2020 Company Highlights
•Announced significant international client news, including;
◦Two client CFO’s from Brazil industrial manufacturers Metalurgica Fallgatter and Continental Parafusos, spearheaded the move to Rimini Street Support to save costs and improve productivity and business operations
◦Hearing Australia, Australia’s largest provider of government-funded services, switched to Rimini Street Support and was able to free up internal resources to undertake digital transformation initiatives
•Announced that Rimini Street established a whole-of-government volume sourcing agreement with the Australian Government, an initiative which is part of the government’s agenda to transform ICT procurement to make it simpler, clearer and faster for agencies and industry to transact services.
•Announced the release of a research note from analyst firm Gartner, predicting that the third-party enterprise software support market is expected to grow by 200% from $351 million in 2019 to $1.05 billion by 2023.
•Closed over 8,400 support cases across 42 countries, and delivered more than 28,000 tax, legal and regulatory updates to clients in 33 countries, while achieving an average client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is rated excellent).
•Presented at nine CIO and IT and procurement leader events worldwide, including NRF Retail’s Big Show in New York, the Software Asset Management Conference in Berlin, Germany, and the TechTalk Summit in Miami, Florida.
•Partnered with seven global charities through the Rimini Street Foundation and donated more than 300 volunteer hours.

2020 Revenue Guidance
The Company is currently providing second quarter 2020 revenue guidance to be in the range of $77 million to $80 million, and maintaining full year 2020 revenue guidance in the range of $310 million to $320 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2020 results and select second quarter 2020 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 7, 2020. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 2672493. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Over 2,000 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 3

on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and economic, operational and financial impacts on our business of the COVID-19 pandemic, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 7, 2020, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2020 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$57,632	$37,952
Restricted cash	333	436
Accounts receivable, net of allowance of $1,280 and $1,608, respectively	75,242	111,574
Deferred contract costs, current	11,779	11,754
Prepaid expenses and other	15,096	15,205
Total current assets	160,082	176,921
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $10,138 and $9,847, respectively	3,566	3,667
Operating lease right-of-use assets	18,267	—
Deferred contract costs, noncurrent	16,693	16,295
Deposits and other	1,622	3,089
Deferred income taxes, net	1,107	1,248
Total assets	$201,337	$201,220
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,194	$2,303
Accrued compensation, benefits and commissions	23,905	27,918
Other accrued liabilities	19,123	23,347
Operating lease liabilities, current	4,060	—
Deferred revenue, current	195,800	205,771
Total current liabilities	249,082	259,339
Long-term liabilities:
Deferred revenue, noncurrent	26,854	29,727
Operating lease liabilities, noncurrent	15,018	—
Accrued PIK dividends payable	1,153	1,156
Other long-term liabilities	874	2,275
Total liabilities	292,981	292,497
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 156 shares and 155 as of March 31, 2020 and December 31, 2019, respectively. Liquidation preference of $156,401, net of discount of $22,368 and $155,231, net of discount of $23,915, as of March 31, 2020 and December 31, 2019, respectively	134,033	131,316
Stockholders' Deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 68,032 and 67,503 shares as of March 31, 2020 and December 31, 2019, respectively	7	7
Additional paid-in capital	88,668	93,484
Accumulated other comprehensive loss	(2,242)	(1,429)
Accumulated deficit	(312,110)	(314,655)
Total stockholders' deficit	(225,677)	(222,593)
Total liabilities, redeemable preferred stock and stockholders' deficit	$201,337	$201,220

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$78,032	$65,873
Cost of revenue	30,199	23,837
Gross profit	47,833	42,036
Operating expenses:
Sales and marketing	28,412	23,955
General and administrative	12,001	12,988
Litigation costs and related recoveries:
Professional fees and other costs of litigation	2,752	2,041
Litigation appeal refunds	—	(12,775)
Insurance costs and recoveries, net	921	4,639
Litigation costs and related recoveries, net	3,673	(6,095)
Total operating expenses	44,086	30,848
Operating income	3,747	11,188
Non-operating income and (expenses):
Interest expense	(13)	(232)
Other income (expenses), net	(218)	43
Income before income taxes	3,516	10,999
Income tax expense	(971)	(705)
Net income	$2,545	$10,294

Net income (loss) attributable to common stockholders	$(4,085)	$3,488

Net income (loss) per share attributable to common stockholders:
Basic	$(0.06)	$0.05
Diluted	$(0.06)	$0.05
Weighted average number of shares of Common Stock outstanding:
Basic	67,863	64,622
Diluted	67,863	69,101

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2020	2019
Non-GAAP operating income reconciliation:
Operating income	$3,747	$11,188
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,673	(6,095)
Stock-based compensation expense	1,510	1,155
Non-GAAP operating income	$8,930	$6,248
Non-GAAP net income reconciliation:
Net income	$2,545	$10,294
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,673	(6,095)
Post-judgment interest in litigation awards	—	(212)
Stock-based compensation expense	1,510	1,155
Non-GAAP net income	$7,728	$5,142
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$2,545	$10,294
Non-GAAP adjustments:
Interest expense	13	232
Income tax expense	971	705
Depreciation and amortization expense	449	494
EBITDA	3,978	11,725
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,673	(6,095)
Post-judgment interest in litigation awards	—	(212)
Stock-based compensation expense	1,510	1,155
Adjusted EBITDA	$9,161	$6,573

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, and stock-based compensation expense. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, and stock-based compensation expense. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Post-judgment interest in litigation awards: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal First Quarter 2020 Financial Results	page 8

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, and stock-based compensation expense, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com